SLM Student Loan Trust 2004-6 Quarterly Servicing Report
Report Date: 09/30/2005 Reporting Period: 7/1/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$2,062,874,539.21	$(385,149,921.01)	$1,677,724,618.20
	ii	Interest to be Capitalized				27,520,664.28		26,599,971.79

	iii	Total Pool				$2,090,395,203.49		$1,704,324,589.99

	iv	Specified Reserve Account Balance				5,225,988.01		4,260,811.47

	v	Total Adjusted Pool				$2,095,621,191.50		$1,708,585,401.46

B	i	Weighted Average Coupon (WAC)				3.174%		5.090%
	ii	Weighted Average Remaining Term				121.63		120.39
	iii	Number of Loans				575,656		491,991
	iv	Number of Borrowers				313,613		271,428
	v	Aggregate Outstanding Principal Balance — T-Bill				$248,383,198.64		$203,360,740.48
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,842,009,004.85		$1,500,963,849.51

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GLZ7	0.000%	$—	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GMA1	0.040%	631,680,914.10	29.920%	234,398,121.79	13.676%
	iii	A-3 Notes	78442GMB9	0.100%	467,000,000.00	22.119%	467,000,000.00	27.247%
	iv	A-4 Notes	78442GMC7	0.150%	579,000,000.00	27.424%	579,000,000.00	33.781%
	v	A-5 Notes	78442GMD5	0.170%	342,664,000.00	16.230%	342,664,000.00	19.992%
	vi	B Notes	78442GME3	0.380%	90,918,000.00	4.306%	90,918,000.00	5.304%

	vii	Total Notes			$2,111,262,914.10	100.000%	$1,713,980,121.79	100.000%

	Reserve Account				07/25/2005		10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)			$5,225,988.01		$4,260,811.47
	iv	Reserve Account Floor Balance ($)			$3,000,577.00		$3,000,577.00
	v	Current Reserve Acct Balance ($)			$5,225,988.01		$4,260,811.47

	Asset/Liability				07/25/2005		10/25/2005

E	i	Total Adjusted Pool			$2,095,621,191.50		$1,708,585,401.46
	ii	Total Outstanding Balance Notes			$2,111,262,914.10		$1,713,980,121.79
	iii	Difference			$(15,641,722.60)		$(5,394,720.33)
	iv	Parity Ratio			0.99259		0.99685

II. 2004-6 Transactions from: 06/30/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$378,682,408.52
	ii	Principal Collections from Guarantor	13,157,653.13
	iii	Principal Reimbursements	170,104.83
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$392,010,166.48

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,208.15
	ii	Capitalized Interest	(6,898,453.62)

	iii	Total Non-Cash Principal Activity	$(6,860,245.47)

C	Total Student Loan Principal Activity		$385,149,921.01

D	Student Loan Interest Activity
	i	Regular Interest Collections	$9,259,897.55
	ii	Interest Claims Received from Guarantors	323,706.54
	iii	Collection Fees/Returned Items	102,888.20
	iv	Late Fee Reimbursements	397,004.92
	v	Interest Reimbursements	30,920.88
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	10,969,113.47
	viii	Subsidy Payments	4,989,017.29

	ix	Total Interest Collections	$26,072,548.85

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$674.32
	ii	Capitalized Interest	6,898,453.62

	iii	Total Non-Cash Interest Adjustments	$6,899,127.94

F	Total Student Loan Interest Activity		$32,971,676.79

G	Non-Reimbursable Losses During Collection Period		$158.85

H	Cumulative Non-Reimbursable Losses to Date		$798.78

III. 2004-6 Collection Account Activity 06/30/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$34,246,311.00
	ii	Consolidation Principal Payments	357,593,750.65
	iii	Reimbursements by Seller	1,231.26
	iv	Borrower Benefits Reimbursed	18,998.75
	v	Reimbursements by Servicer	212.90
	vi	Re-purchased Principal	149,661.92

	vii	Total Principal Collections	$392,010,166.48

B	Interest Collections
	i	Interest Payments Received	$20,995,917.59
	ii	Consolidation Interest Payments	4,545,817.26
	iii	Reimbursements by Seller	1,731.82
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	26,554.13
	v i	Re-purchased Interest	2,634.93
	vii	Collection Fees/Return Items	102,888.20
	viii	Late Fees	397,004.92

	ix	Total Interest Collections	$26,072,548.85

C	Other Reimbursements		$52,812.78

D	Reserves in Excess of the Requirement		$965,176.54

E	Interest Rate Cap Proceeds		$0.00

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts		$2,791,512.83

H	Funds borrowed during previous distribution		$0.00

I	Funds borrowed from subsequent distribution		$0.00

	TOTAL AVAILABLE FUNDS		$421,892,217.48

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,933,277.02)

J	NET AVAILABLE FUNDS		$418,958,940.46

K	Servicing Fees Due for Current Period		$1,319,730.63

L	Carryover Servicing Fees Due		$0.00

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,339,730.63

IV. 2004-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	2.771%	4.701%	156,393	131,454	27.168%	26.719%	$587,182,624.79	$474,431,460.39	28.465%	28.278%

Grace
Current	2.772%	4.702%	70,754	61,540	12.291%	12.508%	314,579,292.64	271,225,826.51	15.250%	16.166%

TOTAL INTERIM	2.771%	4.701%	227,147	192,994	39.459%	39.227%	$901,761,917.43	$745,657,286.90	43.714%	44.445%
REPAYMENT
Active
Current	3.688%	5.620%	178,344	138,237	30.981%	28.097%	$549,889,388.89	$386,423,671.57	26.657%	23.033%
31-60 Days Delinquent	3.685%	5.498%	14,935	18,650	2.594%	3.791%	49,514,512.13	60,043,143.51	2.400%	3.579%
61-90 Days Delinquent	3.643%	5.513%	9,970	10,082	1.732%	2.049%	32,158,868.88	32,352,171.34	1.559%	1.928%
91-120 Days Delinquent	3.639%	5.526%	6,287	7,246	1.092%	1.473%	19,351,687.69	21,746,825.46	0.938%	1.296%
> 120 Days Delinquent	3.582%	5.499%	25,518	23,764	4.433%	4.830%	73,139,004.54	71,004,040.72	3.546%	4.232%

Deferment
Current	2.896%	4.824%	68,274	58,035	11.860%	11.796%	269,677,966.87	207,323,566.61	13.073%	12.357%

Forbearance
Current	3.628%	5.506%	41,846	39,883	7.269%	8.106%	158,968,901.34	145,356,193.81	7.706%	8.664%

TOTAL REPAYMENT	3.485%	5.400%	345,174	295,897	59.962%	60.143%	$1,152,700,330.34	$924,249,613.02	55.879%	55.089%
Claims in Process (1)	3.674%	5.548%	3,329	3,089	0.578%	0.628%	$8,387,518.01	$7,783,980.81	0.407%	0.464%
Aged Claims Rejected (2)	4.380%	6.080%	6	11	0.001%	0.002%	$0.00	$33,737.47	0.000%	0.002%
GRAND TOTAL	3.174%	5.090%	575,656	491,991	100.000%	100.000%	$2,062,849,765.78	$1,677,724,618.20	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-6 Portfolio Characteristics by Loan Type and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	5.007%	278,441	$845,467,018.53	50.394%
- GSL — Unsubsidized	4.973%	186,214	696,639,329.77	41.523%
- PLUS Loans	6.158%	26,255	132,057,739.22	7.871%
- SLS Loans	6.560%	1,081	3,560,530.68	0.212%

- Total	5.090%	491,991	$1,677,724,618.20	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	5.063%	387,332	$1,440,114,048.12	85.837%
-Two Year	5.211%	73,171	165,766,920.75	9.880%
-Technical	5.364%	31,483	71,836,218.42	4.282%
-Other	5.566%	5	7,430.91	0.000%

- Total	5.090%	491,991	$1,677,724,618.20	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-6 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$16,555,159.14
B	Interest Subsidy Payments Accrued During Collection Period		6,631,630.62
C	SAP Payments Accrued During Collection Period		3,134,423.26
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		2,791,512.83
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$29,112,725.85
G	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	$525,000,000.00

	ii	Libor (Interpolated first period)	3.65000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%
B	Class A-2 Interest Rate	0.009430000	7/25/05 - 10/25/05	3.69000%
C	Class A-3 Interest Rate	0.009583333	7/25/05 - 10/25/05	3.75000%
D	Class A-4 Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%
E	Class A-5 Interest Rate	0.009762222	7/25/05 - 10/25/05	3.82000%
F	Class B Interest Rate	0.010298889	7/25/05 - 10/25/05	4.03000%

VIII. 2004-6 Inputs From Previous Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,062,874,539.21
	ii	Interest To Be Capitalized	27,520,664.28

	iii	Total Pool	$2,090,395,203.49
	iv	Specified Reserve Account Balance	5,225,988.01

	v	Total Adjusted Pool	$2,095,621,191.50

B	Total Note and Certificate Factor		0.696652628
C	Total Note Balance		$2,111,262,914.10

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.000000000	0.704215066	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$631,680,914.10	$467,000,000.00	$579,000,000.00	$342,664,000.00	$90,918,000.00

	iii	Note Principal Shortfall	$0.00	$15,641,722.60	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$5,225,988.01
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$418,958,940.46	$418,958,940.46

B	Primary Servicing Fees-Current Month		$1,319,730.63	$417,639,209.83

C	Administration Fee		$20,000.00	$417,619,209.83

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$417,619,209.83
	ii	Class A-2	$5,956,751.02	$411,662,458.81
	iii	Class A-3	$4,475,416.67	$407,187,042.14
	iv	Class A-4	$5,622,733.33	$401,564,308.81
	v	Class A-5	$3,345,162.12	$398,219,146.69
	vi	Class B	$936,354.38	$397,282,792.31

	vii	Total Noteholder’s Interest Distribution	$20,336,417.52

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$397,282,792.31
	ii	Class A-2	$397,282,792.31	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class B	$0.00	$0.00

	vii	Total Noteholder’s Principal Distribution	$397,282,792.31

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificateholder		$0.00	$0.00

X. 2004-6 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$0.00	$5,956,751.02	$4,475,416.67	$5,622,733.33	$3,345,162.12	$936,354.38
	ii	Quarterly Interest Paid			0.00	5,956,751.02	4,475,416.67	5,622,733.33	3,345,162.12	936,354.38

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$402,677,512.64	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	397,282,792.31	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$5,394,720.33	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$403,239,543.33	$4,475,416.67	$5,622,733.33	$3,345,162.12	$936,354.38

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05			$2,111,262,914.10
	ii	Adjusted Pool Balance 9/30/05			1,708,585,401.46

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$402,677,512.64

	iv	Adjusted Pool Balance 6/30/05			$2,095,621,191.50
	v	Adjusted Pool Balance 9/30/05			1,708,585,401.46

	vi	Current Principal Due (iv - v)			$387,035,790.04
	vii	Principal Shortfall from Prior Period			15,641,722.60

	viii	Principal Distribution Amount (vi + vii)			$402,677,512.64

	ix	Principal Distribution Amount Paid			$397,282,792.31

	x	Principal Shortfall (viii - ix)			$5,394,720.33

C		Total Principal Distribution			$397,282,792.31
D		Total Interest Distribution			20,336,417.52

E		Total Cash Distributions			$417,619,209.83

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GLZ7	$—		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GMA1	$631,680,914.10		$234,398,121.79
		A-2 Note Pool Factor		0.704215066	0.442901664	0.261313402

	iii	A-3 Note Balance	78442GMB9	$467,000,000.00		$467,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GMC7	$579,000,000.00		$579,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GMD5	$342,664,000.00		$342,664,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	B Note Balance	78442GME3	$90,918,000.00		$90,918,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$5,225,988.01
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$5,225,988.01
	iv	Required Reserve Account Balance			$4,260,811.47

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$965,176.54
	vii	Ending Reserve Account Balance			$4,260,811.47

XI. 2004-6 Historical Pool Information

						2004
			7/1/05-9/30/05	4/1/05-6/30/05	1/1/05-3/31/05	06/30/04-12/31/04

Beginning Student Loan Portfolio Balance			$2,062,874,539.21	$2,311,066,495.01	$2,498,449,755.18	$2,945,462,996.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$378,682,408.52	$248,098,512.46	$182,600,590.19	$456,591,060.50
	ii	Principal Collections from Guarantor	13,157,653.13	8,552,967.36	9,502,637.14	4,622,211.21
	iii	Principal Reimbursements	170,104.83	264,075.87	635,093.45	1,497,055.06
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$392,010,166.48	$256,915,555.69	$192,738,320.78	$462,710,326.77
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$38,208.15	$18,953.80	$28,483.50	$141,400.45
	ii	Capitalized Interest	(6,898,453.62)	(8,742,553.69)	(5,383,544.11)	(15,838,485.48)

	iii	Total Non-Cash Principal Activity	$(6,860,245.47)	$(8,723,599.89)	$(5,355,060.61)	$(15,697,085.03)

(-)	Total Student Loan Principal Activity		$385,149,921.01	$248,191,955.80	$187,383,260.17	$447,013,241.74

	Student Loan Interest Activity
	i	Regular Interest Collections	$323,706.54	$214,684.46	$257,225.16	$71,140.27
	ii	Interest Claims Received from Guarantors	102,888.20	81,750.59	84,992.35	88,601.83
	iii	Collection Fees/Returned Items	397,004.92	339,129.50	360,128.67	596,541.24
	iv	Late Fee Reimbursements	30,920.88	48,717.47	43,554.87	43,047.07
	v	Interest Reimbursements	0.00	0.00	0.00	0.00
	vi	Other System Adjustments	10,969,113.47	9,435,192.84	6,999,920.88	4,124,442.84
	vii	Special Allowance Payments	4,989,017.29	5,362,841.72	6,367,287.54	7,627,720.29
	viii	Subsidy Payments	26,072,548.85	22,606,369.90	20,261,356.60	26,049,877.32

	ix	Total Interest Collections	$42,885,200.15	$38,088,686.48	$34,374,466.07	$38,601,370.86

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$674.32	$13,368.86	$(2,767.14)	$(10,122.17)
	ii	Capitalized Interest	6,898,453.62	8,742,553.69	5,383,544.11	15,838,485.48

	iii	Total Non-Cash Interest Adjustments	$6,899,127.94	$8,755,922.55	$5,380,776.97	$15,828,363.31

	Total Student Loan Interest Activity		$49,784,328.09	$46,844,609.03	$39,755,243.04	$54,429,734.17

(=)	Ending Student Loan Portfolio Balance		$1,677,724,618.20	$2,062,874,539.21	$2,311,066,495.01	$2,498,449,755.18
(+)	Interest to be Capitalized		$26,599,971.79	$27,520,664.28	$31,393,350.76	$29,704,155.69

(=)	TOTAL POOL		$1,704,324,589.99	$2,090,395,203.49	$2,342,459,845.77	$2,528,153,910.87

(+)	Reserve Account Balance		$4,260,811.47	$5,225,988.01	$5,856,149.61	$6,320,384.78

(=)	Total Adjusted Pool		$1,708,585,401.46	$2,095,621,191.50	$2,348,315,995.38	$2,534,474,295.65

XII. 2004-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Oct-04	$2,756,671,626	21.03%
Jan-05	$2,528,153,911	23.66%
Apr-05	$2,342,459,846	23.44%
Jul-05	$2,090,395,203	25.87%
Oct-05	$1,704,324,590	32.04%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.